Exhibit 10.5

LIMITED GUARANTY

This Limited Guaranty (“Guaranty”), made and entered into as of the 14th day of March, 2012, by Carter Validus Operating Partnership, LP, a Delaware limited partnership (herein, together with its heirs, administrators, personal representatives, executors and assigns, referred to as “Guarantor”), for the benefit of American Family Life Insurance Company, a Wisconsin insurance corporation (“American Family”), whose address is Investment Division, 6000 American Parkway, Post Office Box 7430, Madison, Wisconsin 53783-0001.

R E C I T A L S

A. DC-2775 Northwoods Parkway, LLC, a Delaware limited liability company (“Borrower”), owns certain real estate located in the City of Norcross, Gwinnett County, Georgia (the land and the improvements constructed on the land hereinafter collectively referred to as the “Premises”).

B. Borrower is obtaining a first mortgage loan from American Family (the “Loan”) in the original principal amount of Three Million Three Hundred Thousand and No/100 Dollars ($3,300,000.00).

C. The Loan is evidenced by a Promissory Note of even date herewith (“Note”) executed by Borrower, payable to the order of American Family.

D. To secure payment of the Note, Borrower has executed and delivered to American Family, a Deed to Secure Debt, Assignment of Rents and Security Agreement (the “Security Deed”) of even date covering the Premises, an Assignment of Leases and Rents (the “Assignment”), and Borrower and Guarantors have executed and delivered to American Family an Environmental Indemnification Agreement (the “Environmental Indemnity”), a Brokerage Indemnification Agreement (the “Brokerage Indemnity”), and an Americans with Disabilities Act of 1990 Indemnification Agreement (the “ADA Indemnity”) all of even date. The Note, Security Deed, Assignment, Environmental Indemnity, Brokerage Indemnity, ADA Indemnity, and the Mortgage Loan Application and Agreement from Borrower dated February 15, 2012, and accepted by American Family on February 28, 2012 (the “Loan Commitment”) and other documents securing the Loan are hereinafter collectively referred to as the “Loan Documents”.

E. Guarantor has agreed to provide this Guaranty pursuant to the terms of the Loan Commitment, to induce American Family to make the Loan to Borrower.

F. American Family, as a condition of its commitment to advance loan proceeds pursuant to the Loan Documents, has required this Guaranty to be executed by Guarantor and delivered to American Family.

NOW, THEREFORE

IN CONSIDERATION of the recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees with American Family as follows:

1. The Loan Documents are hereby made a part of this Guaranty by reference with the same force and effect as if fully incorporated herein.

2. Guarantor hereby irrevocably, unconditionally, absolutely, and jointly and severally, guarantees to American Family the due and prompt payment to American Family, and not just the collectability, of the following:

(a)	any Loss incurred by American Family due to:

(i)	an intentional act of Fraud; or

(ii)	any Lease Modification; or

(iii)	damage to or destruction of the Premises caused by any act of arson by Borrower, Guarantors or any of their affiliates or agents, or that is not covered by insurance; or

(iv)	waste of the Premises due to an act or the gross negligence of Borrower or a Guarantor; or

(v)	Borrower’s misapplication or misappropriation, with respect to the Premises, of: (a) rents received from a Tenant after the occurrence of and during the continuance of an Event of Default under any of the Loan Documents, or (b) tenant security deposits or rents collected from a Tenant in advance, or (c) insurance or condemnation proceeds; or

(vi)	amounts owed to American Family under the Environmental Indemnity, ADA Indemnity and Brokerage Indemnity; and,

(b)	all unpaid property taxes which have accrued against the Premises prior to repayment of the Indebtedness; and

(c)	any fees and costs including attorneys fees incurred by American Family in enforcing and collecting any amounts due under the Loan Documents.

(d)	all Indebtedness without limitation if:

(i)	a sale or other transfer of an interest in the Premises or Borrower which is not permitted under the Loan Documents occurs; or

(ii)	a voluntary bankruptcy or insolvency proceeding involving Borrower or any Guarantor as debtor occurs; or

(iii)	an involuntary bankruptcy or insolvency proceeding involving Borrower or any Guarantor as debtor occurs (other than one filed by American Family) which is not dismissed within ninety (90) days of filing; or

(iv)	provided an Event of Default under the Loan Documents has occurred, Borrower or any Guarantor attempts to prevent or delay the exercise of any of American Family’s remedies under any Loan Document.

As used in this Section, “Loss” shall mean any claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind and nature (including, but not limited to, attorneys’, experts’ and consultants’ fees and expenses).

Notwithstanding anything to the contrary in the Loan Documents, and except for costs subject to indemnification under either the Environmental Indemnity or ADA Indemnity, Guarantor shall not be liable for any operating costs of the Premises attributable to any period of time when all rents from the Premises are being paid directly to a receiver or to American Family, or when Borrower and any assignee(s) permitted under the Loan Documents or otherwise approved by American Family no longer owns the Premises, unless any such party’s lack of ownership interest results from an Ownership Interest Impairment.

Guarantor agrees and affirms that the provisions of this Guaranty which might activate Guarantor’s guaranty of all Indebtedness represent bargained-for consideration provided by Borrower to American Family in exchange for American Family’s agreement to allow Borrower to avoid general liability for all principal and interest due under the Note. The limitation of Guarantor’s liability under this Guaranty shall not limit Borrower’s and Guarantor’s liabilities under the Environmental Indemnity, ADA Indemnity and Brokerage Indemnity.

The aggregate amount of Indebtedness described in subsections 2(a) through 2(d), above, shall be referred to hereafter as the “Guaranteed Amount”.

The liability of Guarantor under this Section 2 shall survive any release, termination, satisfaction or foreclosure of the Security Deed or the acceptance of a deed in lieu of foreclosure of the Security Deed. This Guaranty is a guaranty of payment and not merely of collection. In the event of the death of any Guarantor, the liability of the Guarantor under this Section 2, as limited by the provisions hereof, shall continue in effect against such Guarantor’s respective estate.

3. In case the Borrower has not paid or performed any of the items included within the Guaranteed Amount as and when they are to be paid and performed, Guarantor shall perform or cause the same to be performed or paid to American Family. All payments required from Guarantor hereunder shall be paid to American Family in funds immediately available in Madison, Wisconsin, at American Family’s address, Investment Division, 6000 American Parkway, P.O. Box 7430, Madison, Wisconsin 53783-0001, or at such other address as American Family shall otherwise direct to Guarantors in writing.

4. Guarantor hereby agrees that American Family may from time to time, without affecting this Guaranty, without notice to or consent of Guarantor, and upon such terms and conditions as American Family may deem advisable: (a) release any maker, surety or other person liable for payment of all or any part of the Indebtedness, including the Guaranteed Amount; (b) make any agreement extending or otherwise altering the time for or the terms of payment of all or any part of the Indebtedness, including the Guaranteed Amount; (c) modify, waive, compromise, release, subordinate, resort to, exercise or refrain from exercising any right American Family may have hereunder or under the other Loan Documents with respect to the Indebtedness, including the Guaranteed Amount; (d) accept additional security or guarantees of any kind; (e) endorse, transfer or assign the Loan Documents to any other party; (f) accept from Borrower or any other party partial payment or payments on account of the Indebtedness, including the Guaranteed Amount; (g) from time to time hereafter, further loan moneys or give or extend credit to or for the benefit of Borrower; (h) release, settle or compromise any claim of American Family against Borrower, or against any other person, firm or corporation whose obligation is held by American Family as collateral security for the Indebtedness, including the Guaranteed Amount.

5. Guarantor hereby unconditionally and absolutely waives, to the extent permitted by applicable law: (a) any obligation on the part of American Family to protect, secure or insure any of the security given for the payment of the Indebtedness, including the Guaranteed Amount; (b) any defense based upon the invalidity or unenforceability of the Indebtedness, including the Guaranteed Amount; (c) any failure, neglect or omission to record, file, perfect or continue any liens upon or rights with respect to any of the security given for the payment of the Note; (d) notice of acceptance of this Guaranty by American Family; (e) notice of presentment, demand for payment, notice of non-performance, protest, notices of protest and notices of dishonor, notice of non-payment or partial payment; (f) notice of any defaults under the Note or in the performance of any of the covenants and agreements contained therein or in any other Loan Document given as security for the Note; (g) any limitation or exculpation of liability on the part of Borrower whether contained in the Note or otherwise; (h) any failure, neglect or omission on the part of American Family to realize or protect the Indebtedness, including the Guaranteed Amount, or any security given therefor; (i) any right to insist that American Family prosecute collection of the Note or resort to any instrument or security given to secure the Indebtedness, including the Guaranteed Amount, or to proceed against Borrower or against any other guarantor or surety prior to enforcing this Guaranty; provided, however, at its sole discretion, American Family may either in a separate action or an action pursuant to this Guaranty pursue its remedies against Borrower or any other guarantor or surety, without affecting its rights under this Guaranty; (j) notice to Guarantor of the existence of or the extending to Borrower of the Indebtedness, including the Guaranteed Amount; (k) any order, method or manner of application of any payments on the Indebtedness, including the Guaranteed Amount; or (l) any right to insist American Family disburse the full principal amount of the Note to Borrower or the order, method, manner or amounts disbursed under the Note.

6. Guarantor agrees that all indebtedness, liability or liabilities now or at any time or times hereafter owing by Borrower to Guarantor are hereby subordinated to the Indebtedness, including the Guaranteed Amount. So long as no uncured Event of Default has occurred and is continuing under the Loan Documents beyond any applicable opportunity to cure period, Guarantor may demand, receive and accept payment from the Borrower, notwithstanding the subordination contemplated by this paragraph. Guarantor agrees that the payment of any amount or amounts by Guarantor pursuant to this Guaranty shall not in any way entitle Guarantor, whether at law, in equity or otherwise, to any right to participate in any security held by American Family for the payment of the Indebtedness, including the Guaranteed Amount, any right to direct the application or disposition of any such security or any right to direct the enforcement of any such security. Performance by Guarantor under this Guaranty shall not entitle Guarantor to be subrogated to any of the Indebtedness, including the Guaranteed Amount, or to any security therefor, unless and until the full amount of the Indebtedness, including the Guaranteed Amount, has been fully paid.

7. Guarantor agrees that this Guaranty is executed in order to induce American Family to make and disburse the Loan to Borrower and with the intent that it be relied upon by American Family in making and disbursing the Loan. Disbursement of any part of the Loan without any further action or notice, shall constitute conclusive evidence of the reliance hereon by American Family. This Guaranty shall run with the Note and other Loan Documents and without the need for any further assignment of this Guaranty to any subsequent holder of the Note or the need for any notice to the Guarantor thereof. Upon endorsement or assignment of the Note to any subsequent holder, said subsequent holder of the Note may enforce this Guaranty as if said holder had been originally named as American Family hereunder.

8. Guarantor consents to be sued in the State of Georgia, in accordance with the venue laws of the State of Georgia.

9. No right or remedy herein conferred upon or reserved to American Family is intended to be exclusive of any other available remedy or remedies. Each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but only by an instrument in writing duly executed by American Family.

10. Guarantor represents, warrants and covenants to American Family that (a) the financial statements of such Guarantor heretofore delivered to American Family are true and correct in all material respects and fairly present the financial condition of such Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of such Guarantor since the date of the most recent of such financial statements of the Guarantor; (b) such Guarantor has derived or expects to derive financial and other advantages and benefits, directly or indirectly, from the making of this Guaranty and the Guaranteed Amount; (c) no representations or agreements of any kind have been made to such Guarantor which would limit or qualify in any way the terms of this Guaranty; (d) this Guaranty is executed at Borrower’s request and not at the request of American Family; (e) American Family has made no representations to such Guarantor as to the creditworthiness of Borrower; (f) such Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower’s financial condition; (g) such Guarantor shall keep adequately informed of any facts, events or circumstances which might in any way affect the risks of such Guarantor under this Guaranty; (h) American Family shall have no obligation to disclose to such Guarantor any information or documents (financial or otherwise) heretofore or hereafter acquired by American Family in the course of its relationship with Borrower; and (i) such Guarantor shall not, without the prior written consent of American Family, cause or permit an Ownership Interest Impairment.

11. Guarantor agrees to pay all reasonable costs and expenses which may be incurred by American Family in the enforcement or interpretation of this Guaranty, including reasonable attorneys’ fees (to be determined by the court and not by a jury), and including all costs and reasonable attorneys’ fees incurred in any bankruptcy or insolvency proceeding or on appeal to one or more appellate courts. Whenever reference is made to the payment of “attorneys’ fees,” “reasonable attorneys’ fees” or words of similar import in this Guaranty, the same shall mean and refer to the payment of actual attorneys’ fees incurred based upon the attorney’s normal hourly rate and the number of hours worked, and not the statutory attorneys’ fees defined in O.C.G.A. Section 13-1-11.

12. This Guaranty is delivered and made in and shall in all respects be construed pursuant to the laws of the State of Georgia.

13. This Guaranty and each and every part hereof, shall be binding upon Guarantor and upon its successors and assigns and shall inure to the benefit of each and every future holder of the Note, including the successors and assigns of American Family.

14. Any notice which any party hereto may desire or may be required to give to any other party shall be in writing and the mailing thereof by certified mail to their respective addresses as set forth below, or to such other places any party hereto may hereafter by notice in writing designate, shall constitute service of notice hereunder. Guarantor hereby represents and warrants to American Family that the mailing address of the Guarantor specified on the signature page hereof is true and correct, and until American Family shall have actually received a written notice specifying any such change of address and specifically requesting that notices be issued to such changed address, American Family may rely on the address stated as being accurate.

15. All terms used in this Guaranty which appear in boldface type and are not defined herein shall have the meaning ascribed to such term or terms in the Security Deed.

16. The promises and agreements of Guarantor herein shall be construed to be and are hereby declared to be fully binding upon and enforceable against Guarantor in accordance with the terms hereof, and neither the death, bankruptcy, dissolution nor release of any other guarantor of or surety for payment of the Indebtedness or the Guaranteed Amount shall affect or release the liability of Guarantor hereunder.

17. To the extent that any provision of or obligation under this Guaranty is deemed invalid, illegal or unenforceable in any jurisdiction, that finding shall not affect the validity, legality, and enforceability of any other provision or obligation in this Guaranty in that jurisdiction, or the validity, legality, and enforceability of any of the provisions of or obligations under this Guaranty in any other jurisdiction.

18. Guarantor shall not be released from its obligations under this Guaranty except by a writing signed by American Family.

19. GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE S ANY RIGHT TO TRIAL BY JURY WHICH GUARANTORS MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT. GUARANTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF AMERICAN FAMILY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AMERICAN FAMILY WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. GUARANTOR ACKNOWLEDGES THAT AMERICAN FAMILY HAS BEEN INDUCED TO MAKE THE LOAN BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION AND THE CORRESPONDING PROVISIONS OF THE NOTE, WHICH PROVISIONS GUARANTOR HAS READ AND BY WHICH GUARANTOR HEREBY AGREES TO BE BOUND. GUARANTOR ACKNOWLEDGES THAT IT HAS CONSULTED WITH AN ATTORNEY AND FULLY UNDERSTANDS THE LEGAL EFFECT OF THE PROVISIONS OF THIS SECTION.

(CONTINUED)

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

CARTER VALIDUS OPERATING
PARTNERSHIP, LP, a Delaware limited partnership

By:	Carter/Validus Mission Critical Reit, Inc.,
a Maryland corporation, its general partner

	By:	/s/ John E. Carter
John E. Carter, Chief Executive Officer

Address:		4211 West Boy Scout Blvd., Suite 500
Tampa, FL 33607

STATE OF FLORIDA	)
) ss.
COUNTY OF HILLSBOROUGH	)

This instrument was acknowledged before me this 13th day of March, 2012, by John E. Carter, Chief Executive Officer of Carter Validus Mission Critical Reit, Inc., General Partner of Carter Validus Operating Partnership, LP, a Delaware limited partnership, to me known to be the person who executed the foregoing instrument by virtue of the authority vested in him on behalf of said entity.

/s/ Elizabeth Fay
Elizabeth Fay
Notary Public, State of Florida
My commission expires: August 24, 2015